UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2019

Green Brick Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33530	20-5952523
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2805 Dallas Parkway, Suite 400 Plano, Texas	75093
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (469) 573-6755

(Former name or former address, if changed since last report)
Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period or complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)          Effective as of March 12, 2019, the Board of Directors (the “Board”) of Green Brick Partners, Inc., a Delaware corporation (the “Company”), approved certain actions with respect to the compensation of the Company’s President of Texas Region, Jed Dolson, and the Company’s Chief Accounting Officer, Summer Loveland.

Mr. Dolson received a one-time bonus in an amount equal to $550,000 payable 50% in shares of Common Stock of the Company and 50% in cash for recognition of Mr. Dolson’s successful efforts in growing the Company’s Texas operations and oversight of the Company’s land development.

Ms. Loveland received a one-time bonus in an amount equal to $100,000 payable 60% in shares of Common Stock of the Company and 40% in cash for recognition of Ms. Loveland’s effective management, oversight and control of the Company’s accounting functions.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit
10.1	Stock Award Agreement, effective as of March 12, 2019, between the Company and Jed Dolson.

10.2	Stock Award Agreement, effective as of March 12, 2019, between the Company and Summer Loveland.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN BRICK PARTNERS, INC.

By:	/s/ James R. Brickman
Name:	James R. Brickman
Title:	Chief Executive Officer

Date:	March 18, 2019